                                                                     EXHIBIT 2.1

                         AGREEMENT OF PURCHASE AND SALE
                           OF TRADEMARKS AND LICENSES


     THIS AGREEMENT is made and entered into as of the 7/th/ day of November,
                                                       -----
1997 by and between Cherokee, Inc., a Delaware corporation, having its principal office at 6835 Valjean Avenue, Van Nuys, California 91406 ("Buyer") and Sideout Sport, Inc., a California corporation, having its principal office at 1551 S. Primrose Avenue, Monrovia, California 91016 ("Seller").

     WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell and/or assign to Buyer, on the terms and subject to the conditions of this Agreement, Seller's trademarks, copyrights, trade secrets, and license agreements with respect thereto.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

1.  Definitions. The following terms shall have the following meanings for
    -----------
purposes of this Agreement:

                 1.1 Trademarks. "Trademarks" shall mean those trademarks of Seller that are identified on Exhibit A to this Agreement, together with the goodwill represented by said trademarks, and all registrations and applications for registration of said trademarks, and the right to sue for past infringements of said trademarks.

                 1.2 Copyrights. "Copyrights" shall mean all copyrighted works of Seller and all registrations and applications for registration of said copyrighted works, and the right to sue for past infringements of said copyrighted works.

                 1.3 Trade Secrets. "Trade Secrets" shall mean Seller's trade secrets and confidential information relating to the Trademarks and the manufacture, distribution and marketing of goods bearing the Trademarks, including without limitation, customer lists, vendor lists, product designs, and manufacturing and production techniques, together with the right to sue for past infringements of said trade secrets.

                 1.4 License Agreements. "License Agreements" shall mean all agreements to which Seller is a party with respect to the Trademarks, Copyrights and/or Trade Secrets. The License Agreements are identified on Exhibit B to this Agreement.

                 1.5 Assets. "Assets" shall mean the Trademarks, Copyrights, Trade Secrets and License Agreements.

                 1.6 Closing. "Closing" shall mean the single closing of the transactions contemplated by this Agreement at the offices of Buyer in Van Nuys, California, which shall take place on November 7/th/ 1997.
                                               -----

                 1.7 Gross Revenues. "Gross Revenues" shall mean all royalties and license fees received by Buyer pursuant to the License Agreements and any future license agreements entered into by Buyer wherein the Trademarks are licensed to a third party.

                 1.8 Liens. "Liens" shall mean any mortgage, pledge, option, escrow, hypothecation, lien, security interest, financing statement, lease, charge, encumbrance, conditional sale or other title retention or security agreement or any other similar restriction, claim or right of others, whether arising by contract, operation of law or otherwise.

                 1.9 Maintenance Fees. "Maintenance Fees" shall mean all amounts actually expended by Buyer for maintenance and preservation of rights to the Trademarks during the calendar quarter to which a Quarterly Royalty payment applies, inc1uding, without limitation, taxes, government fees, reasonable attorneys' fees, litigation costs and expenses, and related amounts incurred in connection with the preservation of the Trademarks, fees and costs associated with prosecution of pending applications for registration of Trademarks as identified in Exhibit A, and fees and costs associated with continuing prosecution or defense of any litigation, actions, oppositions, cancellations and similar proceedings involving any of the Assets pending as of the Closing.

                 1.10 Purchase Price. "Purchase Price" shall mean the consideration to be paid by Buyer to Seller for the Assets pursuant to Section 3 of this Agreement.

                 1.11 Quarterly Royalties. "Quarterly Royalties" shall mean royalties payable by Buyer to Seller based on Buyer's receipt of Gross Revenues each calendar quarter (i.e., the three month period ending March 31, June 30, September 30 and December 31), pursuant to Section 3.3 hereof.

2.  Purchase and Sale of Assets.  Subject to the terms and conditions set forth
    ---------------------------
in this Agreement, in consideration for the Purchase price, Seller agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from Seller, the Assets at the Closing free of any Liens except those Liens identified in Exhibit C.

3.  Purchase Price.  In consideration for the sale of the Assets, Buyer shall
    --------------
pay the following (the "Purchase Price") to Seller:

                 3.1 Cash at Closing. Buyer shall deliver to Seller a bank check
                     ---------------
in the amount of One Million Five Hundred Thousand Dollars ($1,500,000). The sale shall be deemed complete upon the delivery of said sum, and the post closing recordation of any assignment documents shall not affect the sale.

                 3.2 Cash upon Satisfaction of Liens. Seller shall be obligated
                     -------------------------------
to immediately obtain releases of any Liens. Seller shall deliver to Buyer proof that all Liens have been released or are otherwise satisfied, satisfactory to Buyer in its sole and absolute discretion. Upon receipt of such proof, Buyer shall deliver to Seller a bank check in the amount of Five Hundred Thousand Dollars ($500,000).

                 3.3 Quarterly Royalties. Not more than thirty (30) days after
                     -------------------
the end of each calendar quarter, Buyer shall pay to Seller Quarterly Royalties based upon Gross Revenues from and after the date of the Closing until October 22, 2004, as follows:

                     3.3.1 Forty percent (40%) of the first Ten Million Dollars ($10,000,000) of Gross Revenues;

                     3.3.2 Ten percent (10%) of the next Five Million Dollars ($5,000,000) of Gross Revenues;

                     3.3.3 Five percent (5%) of the next Twenty Million Dollars ($20,000,000) of Gross Revenues.

Buyer shall have no obligation to pay to Seller any moneys, including without limitation Quarterly Royalties, for any Gross Revenues received by Buyer after October 22, 2004, with the exception of royalties earned for the period preceding October 22, 2004, irrespective of when paid.

                 3.4 Payment of Quarterly Royalties.
                     ------------------------------

                     3.4.1 Payment. Buyer shall pay Quarterly Royalties to
                           -------
Seller on or before the thirtieth (3Oth) day following the end of each calendar quarter, commencing with the calendar quarter ending December 31, 1997.

                     3.4.2 Offset for Maintenance Fees. Buyer may set off
                           ---------------------------
reasonable Maintenance Fees from payments of Quarterly Royalties. In the event of any lawsuit brought against Buyer by any third party involving any of the Assets or Buyer's use of any of the Assets, Buyer may place into an escrow account to be held by an escrow mutually acceptable to Buyer and Se1ler all or such portion of Quarterly Royalties thereafter payable as Buyer shall reasonably believe to be necessary to pay the costs of defense of, and to serve as a reserve against reasonably anticipated awards of damages (including without limitation reasonable attorney's fees and costs) or profits in, such lawsuit.

          3.4.2.1  Litigation Fees.  This Section 3.4.2.1 shall only apply if
                   ---------------                              ----
Buyer brings an action against a third party for infringement of any of the Trademarks, and such third party brings a counterclaim or cross complaint against Buyer claiming that any of the Trademarks are invalid. In such case, the costs of defending against such counterclaim or cross complaint shall be considered to be Maintenance Fees only if (i) Buyer's institution of the action against the third party was commercially reasonable to protect Buyer's business and/or legal interests at the time the action was instituted and (ii) Buyer shall have given written notice to Seller of the institution thereof not later than ten (10) days after the institution of such litigation involving the Trademarks. Seller shall have thirty (30) days from receipt of such notice in which to notify Seller that the institution of the action was not commercially reasonable to protect Buyer's business and/or legal interests; Seller's failure to give notice during such thirty (30) days shall constitute Seller's agreement that the institution of the action was commercially reasonable to protect Buyer's business and/or legal interests. In the event that the Seller contends that Buyer's institution of the action was not commercially reasonable to protect Buyer's business and/or legal interests, Buyer and Seller shall meet within thirty (30) days following Buyer's receipt of Seller's notice and attempt to agree whether the institution of the action was commercially reasonable to protect Buyer's business and/or legal interests or not. If Buyer and Seller are unable to agree within ten (10) days of such meeting, each of Buyer and Seller shall within twenty (20) days following the date of their meeting select a judge affiliated with Judicial Arbitration & Mediation Services, Inc. or successor thereto ("JAMS")each of whom shall be a retired judge of the U.S. District Court or California Superior Court and the two JAMS judges so selected shall within ten (10) days of their selection select a third JAMS judge (formerly of the U.S. District or California Superior Court) who shall decide if the institution of the action was commercially reasonable to protect Buyer's business, and/or legal interests. Such third JAMS judge's shall, within thirty (30) days of selection, hold one hearing in Los Angeles, California, of not more than eight (8) hours total, at which hearing each of Buyer and Seller shall present evidence and arguments to convince such JAMS judge as to whether Buyer's institution of the action was commercially reasonable to protect Buyer's business and/or legal interest or not. The Third JAMS judge shall render a written decision within seven (7) days following the date of such hearing as to whether Buyer's institution of the action was or was not commercially reasonable to protect Buyer's business and/or legal interests. Such decision shall be considered final and non-appealable. Each party shall pay for its own fees and costs and the costs of the retired JAMS judge selected by such party. The party against whom the third retired JAMS judge rules shall pay the third retired JAMS judge's costs. In the event that JAMS is not in existence at the time a dispute arises under this Section 3.4.21, the parties shall attempt to agree upon a retired judge of the U.S. District Court or California Superior Court to decide if the institution of the action was commercially reasonable to protect Buyer's business and/or legal interests, and if the parties cannot agree. the parties shall request referrals to arbitration or mediation services from the Los Angeles County Bar Association, and shall appoint the first listed service in place of JAMS in this Section 3.4.2.1.

                 3.4.2.2 Recovery of Litigation Fees. If Buyer receives an award
                         ---------------------------
of costs and/or attorneys' fees in connection with litigation subject to 3.4.2.1, to the extent that any such costs and/or attorneys' fees had previously been treated as Maintenance Fees and set off against Quarterly Royalties, Seller shall share in such award pari passu with Buyer.

                 3.4.2.3. Costs and Fees for Assignment Recordation. Any
                          -----------------------------------------
reasonable fees and costs incurred by Buyer in connection with the recordation of assignment of the Assets or any other perfection of the transfer of the Assets to Buyer shall be accrued and treated as Maintenance Fees incurred in any quarter or quarters ending on the second anniversary of the Closing or thereafter.

           3.4.3 Statements. Each Quarterly Royalty shall be accompanied by a
                 ----------
statement containing such information as Seller shall reasonably require to calculate the amount of Gross Revenues and Maintenance Fees and other offsets for the calendar quarter to which such Quarterly Royalty applies.

           3.4.4 Records. Buyer shall keep and maintain complete and accurate
                 -------
records and documentation concerning all Quarterly Royalties and amounts set off from Quarterly Royalties, and shall retain such records and documentation for not less than two (2) years from the date of their creation. Seller and its representatives and agents (who shall be subject to Buyer's approval, which approval shall not be unreasonably withheld) shall have the right upon reasonable notice to Buyer to inspect during regular business hours the records and documentation required to be retained pursuant to this Section 3.4.4 during the two (2) year period following creation of such records and documentation. The costs of any inspection pursuant to this Section 3.4.4 shall be borne by Seller unless as a result of such inspection it is determined that the amounts payable by Buyer to Seller for any calendar quarter are in error by greater than five percent (5%), in which case the costs of such inspection shall be borne by Buyer. Seller shall report the results of any such inspection to Buyer, and unless Buyer disputes the results of such inspection, Buyer shall promptly thereafter pay to Seller the amount of any underpayment, and the amount of any overpayment shall be credited by Seller against future amounts payable by Buyer to Seller. In addition, Buyer shall pay interest on the amount of such underpayments (and Seller shall pay interest on the amount of any overpayments) at a rate which is the lower of (i) one percent (1%) over the rate of interest announced by Bank of America NT&SA to be its "prime rate" as such "prime rate" is in effect from time to time and (ii) the highest rate permitted by applicable law, from the date such amount was underpaid (or overpaid) to the date such amount is paid or credited. In the event that Buyer disputes the results of the inspection, Buyer may withhold payment of any claimed underpayment, and may engage a certified public accountant (not including Buyer's certified public accountants) acceptable to Seller, which acceptance shall not be unreasonably withheld, to verify the accuracy of the results of Seller's inspection. Buyer and Seller shall abide by the decision of such certified public accountant as to the accuracy or inaccuracy of such inspection, and the amount of any underpayment or overpayment found by such certified public accountants which shall promptly thereafter be paid or credited (together with interest), as appropriate.

4. Representations and Warranties of Seller.  Seller represents and warrants to
   ----------------------------------------
Buyer as follows:

           4.1 Organization: Good Standing.  Seller is a corporation duly
               ---------------------------
organized validly existing and in good standing under the laws of the State of California. Seller has all requisite power and authority and legal right to own, operate and lease its properties, including the Assets.

           4.2 Authorization: Binding Obligations.  Seller has all requisite
               ----------------------------------
legal right, Power, authority and capacity to enter into this Agreement and to perform all of its obligations hereunder and thereunder. Seller has taken all necessary action to authorize the sale to Buyer of the Assets pursuant hereto, and has obtained the approval of its board of directors and shareholders if necessary authorizing the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby. This Agreement has been duly executed by Seller and constitutes a legal, valid and binding obligation of Seller.

           4.3 Title to Assets.  With the exception of those Liens identified in
               ---------------
Exhibit C attached hereto, Seller has good and marketable title to all of the Assets, in each case without Liens. Upon release and satisfaction of the Liens identified in Exhibit C hereto, Buyer will have good and marketable title to all of the Assets, free and clear of all Liens.

           4.4 Trademarks.  Exhibit A to this Agreement contains a schedule of
               ----------
the Trademarks, including all applications and registrations therefore throughout the world. All of the Trademarks, and the applications and registrations identified on Exhibit A, are valid and subsisting. Seller has no knowledge of any infringement or alleged infringement by others of any of the Trademarks. To the best of its knowledge, Seller has not infringed, and is not now infringing, on any trade name, trademark, or service mark be1onging to any other person, firm or entity. Except as set forth in Exhibit B. Seller is not a party to any license, agreement or arrangement, whether as licensor, licensee, franchisor, franchisee, or otherwise, with respect to any of the Trademarks. Seller owns all of the Trademarks. Seller's use of the Trademarks in its business as now conducted by Seller does not, and will not, conflict with, infringe on, or otherwise violate any rights of others. Seller has the right to sell and assign the Trademarks to Buyer.

           4.5 License Agreements. Exhibit B to this Agreement contains a full
               ------------------
and complete listing and identification of all agreements of any kind and nature to which Seller is a party and which relate to the Trademarks, Copyrights and/or Trade Secrets. Seller has full right and authority to assign the License Agreements to Buyer. True and correct copies of each of the License Agreements have been delivered to Buyer. Each License Agreement is valid and subsisting; Seller has duly performed all its obligations thereunder to the extent that such obligations to perform have accrued; and no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by Seller (or, to the best knowledge of Seller, any other party or obligor with respect thereto), has occurred or as a result of this Agreement or its performance will occur. Consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, Seller under any License Agreement.

           4.6  Copyrights. Seller has no knowledge of any infringement or
               -----------
alleged infringement by others of any of the Copyrights. All Copyrights, and any applications and registrations therefore, are valid and subsisting. To the best of its knowledge, Seller has not infringed, and is not now infringing, on any copyrighted work belonging to any other person, firm, or entity. Except as set forth in Exhibit B, Seller is not a party to any license agreement, or arrangement, whether as licensor, licensee, franchisor, franchisee, or otherwise with respect to any of the Copyrights. Seller owns all of the Copyrights. Seller has the right to sell and assign the Copyrights to Buyer. To the best of its knowledge, Seller has no copyright registrations and has not applied for copyright registration.

           4.7 Trade Secrets. Seller has no knowledge of any infringement or
               -------------
alleged infringement by others of any of the Trade Secrets. Seller has taken appropriate measures to protect the confidentiality of the Trade Secrets. To the best of its knowledge, Seller has not infringed, and is not now infringing, on any trade secrets belonging to any other person, firm, or entity. Except as set forth in Exhibit B, Seller is not a party to any license, agreement, or arrangement, whether as licensor, licensee, franchisor, franchisee, or otherwise, with respect to any of the Trade Secrets. Seller owns all of the Trade Secrets. Seller's use of the Trade Secrets in its business as now conducted by Seller does not, and will not, conflict with, infringe on, or otherwise violate any rights of others. Seller has the right to sell and assign the Trade Secrets to Buyer.

           4.8 Receipt of Reasonably Equivalent Value. The Purchase Price
               --------------------------------------
constitutes at least reasonably equivalent value for the transfer and assignment of the Assets by Seller to Buyer. Seller is not insolvent, will not be insolvent on the date of closing and Seller will not become insolvent as a result of the sale of Assets. Further, Seller is not engaged in business or a transaction, for which any property remaining with the Seller after the closing will constitute unreasonable small capital for the Seller's business, and Seller does not intend to incur, or believe that it will incur debts that would be beyond the debtor's ability to pay as such debts matured. If Seller is currently in default on any obligations owed to its creditors, Seller will apply the entire Purchase Price towards satisfaction of debts owed to its creditors, and shall continue to pay the Purchase Price, including all payments of Quarterly Royalties, until all outstanding creditor claims have been satisfied in fill.

           4.9 Brokers and Finders. All negotiations relative to this Agreement
               -------------------
and the transactions contemplated hereby have been carried on by Seller without the intervention of any other person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment. Seller hereby agrees to indemnify, defend and hold harmless Buyer and its successors and assigns from and against and in respect of any such claim.

           4.10 No Breach. The consummation of the transactions contemplated by
                ---------
this Agreement will not result in or constitute any of the following. (1) a breach or default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the articles of incorporation or bylaws of Seller or any License, promissory note, loan agreement, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement including without limitation the License Agreements, instrument, or arrangement to which Seller is a party or by which Seller or Seller's property is bound; (2) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Seller; or (3) the creation or imposition of any lien, charge, or encumbrance on any of the Assets.

           4.11 Royalty Revenue Schedule. Seller has provided an accurate
                ------------------------
schedule of license royalty payments due to Seller. A true and correct copy of such schedule is attached to this agreement as Exhibit D.

5.  Representations and Warranties of Buyer. Buyer represents and warrants that
    ---------------------------------------
it is a corporation duly organized, existing, and in good standing under the laws of the state of Delaware. Before Closing, Buyer shall obtain the approval of this Agreement from its Board of Directors. Buyer has utilized the services of one broker relative to the Agreement and the transactions contemplated hereby. Buyer hereby agrees to indemnify, defend and hold harmless Seller and its successors and assigns from and against and in respect of any valid claim for a finder's fee, brokerage commission or other like payment from any broker or other person engaged by Buyer with respect to this Agreement or the transactions contemplated hereby.

6. Indemnification of Buyer. Seller shall indemnify, defend and hold Buyer and
   ------------------------
its affiliates, directors, officers, employees and agents harmless from and against any and all liabilities, losses, claims, suits, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising out of or otherwise relating to (i) any claims of third parties involving any of the Assets prior to the Closing; (ii) Seller's breach of any representation, warranty, covenant or agreement contained in this Agreement or any of the License Agreements; or
(iii) the transactions contemplated by this Agreement being set aside for any reason, including without limitation on the basis that the sale of the Assets in accordance with the terms of this Agreement constitutes a fraudulent conveyance. In the event that this Agreement is set aside as a fraudulent conveyance and/or all or any portion of the Assets are returned to Seller or to Seller's estate in bankruptcy, as collateral to secure Seller's indemnification obligations pursuant to this Section, Seller hereby grants to Buyer a security interest in the Assets.

7.  Conditions Precedent to the Obligations of Buyer.  All obligations of
    ------------------------------------------------
Buyer under this Agreement are subject to the fulfillment, at the option of Buyer, at or before the Closing, of each of the following conditions. If Seller has not satisfied all of the following conditions at or prior to the Closing, Buyer shall have the option of electing not to consummate the transactions contemplated by this Agreement by giving written notice thereof to Seller.

          7.1  Sellers Representations and Warranties.  The representations and
               --------------------------------------
warranties of Seller contained in this Agreement shall be true on and as of the Closing with the same force and effect as though made on and as of the Closing, except as affected by the transactions contemplated or permitted by this Agreement.

          7.2  Sellers Covenants.  Seller shall have performed all of its
               -----------------
obligations and agreements and complied with all of its covenants contained in this Agreement to be performed and complied with by Seller before the Closing.

          7.3  No Litigation.  No investigation, action, suit or proceeding
               -------------
before any court or any other governmental or regulatory authority shall have been threatened or be pending against Seller or Buyer seeking to restrain, prevent or materially change any of the transactions contemplated by this Agreement or question the validity or legality of any of such transactions. No bankruptcy petition shall have been filed by or against Seller.

          7.4  No Governmental Action.  No action shall have been taken or law
               ----------------------
enacted or proposed to be enacted by any governmental authority or by any court or other tribunal having jurisdiction over the parties or the Assets which makes any of the transactions contemplated by this Agreement illegal.

8.  Covenants of Seller Prior to Closing.
    ------------------------------------

          8.1  No Offers.  Prior to the Closing, Seller shall not accept or
               ---------
solicit any offers for sale of all or a substantial portion of its stock or sale or license of all or a substantial portion of its assets, nor shall Seller discuss such with any third party. The parties agree that any solicitation or acceptance of such an offer would be a source of great damage to Buyer. The parties have' discussed the potential for injury and damage to Buyer in the event of a breach by Seller of the prohibition of this Section 8.1, and agree that ascertaining the true extent and nature of damage to Buyer and its business and reputation due to a breach hereof by Seller would be impossible. Accordingly, the parties agree that, in the event of a breach by Seller of Seller's covenants pursuant to this Section 8.1, Buyer shall be entitled to receive Seven Hundred Fifty Thousand Dollars ($750,000) as liquidated damages from Seller, which the parties agree to be a reasonable approximation of the damages needed to compensate Buyer for such injury.

          8.2 Operation of Business in Normal Course.  There shall be no change
              --------------------------------------
that may be reasonably anticipated to adversely effect any of the Assets.

          8.3 Access.  Seller shall allow Buyer and its representatives to have
              ------
access to Seller's books and records, facilities and such documents and materials as Buyer shall reasonably require to conduct due diligence for the transactions contemplated by this Agreement. Seller shall cooperate with Buyer as Buyer shall reasonably require for conducting due diligence.

9.  Closing.  At the Closing:
    -------

          9.1  Seller shall deliver to Buyer:

               9.1.1 such bills of sale and assignments (including without limitation the bill of sale assignment in the form of Exhibit B attached hereto), in form reasonably acceptable to Buyer, as shall be sufficient or necessary to transfer and assign the Assets to Buyer and to record such transfer and assignment.

               9.1.2 such other instruments of transfer necessary or appropriate to transfer to and vest in Buyer all of Seller's right, title and interest in and to the Assets, including without limitation the consent of any party to any of the License Agreements from whom consent to assignment may be necessary for Seller to transfer such License Agreement to Buyer.

               9.1.3 a receipt for cash (if any) to be delivered by Buyer at Closing.

               9.1.4 such financing statements, memoranda of security interest, and such other instruments and documents as Buyer shall reasonably require to perfect the security interest granted by Seller pursuant to Section 6 of this Agreement.

               9.1.5 all files, documents, records, specimens, artwork, screens, patterns, designs, marketing materials, computer disks and tapes, and other materials or other tangible assets respecting the Assets or in which any of the Assets are embodied. Seller shall deliver to Buyer a bill of sale for all such tangible assets to be delivered by Seller to Buyer at the Closing.

          9.2 Buyer shall deliver to Seller a bank check in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) payable to seller.

          9.3 After the Closing, each of Buyer and Seller shall deliver such instruments and documents to the other party as shall be reasonably necessary to effect the transactions contemplated by this Agreement. Seller shall do such further acts as shall be necessary to effect the assignment and transfer of Seller's rights pursuant to the License Agreements to Buyer.

10.  Continuing Covenants of Seller. From and after the Closing, Seller
     ------------------------------
shall not: (i) adopt or cause any other person or entity to adopt any mark similar or identical to any of the Trademarks, (ii) do any act that could infringe upon any of the rights in any of the Assets being sold and assigned to Buyer, or (iii) challenge directly or indirectly any of Buyer's rights in and to any of the Assets. From and after the Closing, Seller shall cooperate with Buyer, and shall allow Buyer and its representatives to have access to Seller's books and records, facilities and such documents and materials, as Buyer shall reasonably request in order to prosecute or to maintain any applications or registrations of or for any of the Assets, or to bring or defend any action against or by any third party with respect to any of the Assets. Seller agrees not to voluntarily file a petition for bankruptcy protection within twelve months following the Closing.

11.  General Provision.
     -----------------

          11.1 Notices. Any notice or other communication hereunder must be
               -------
given in writing and either (i) delivered in person, (ii) transmitted by telex, facsimile or telecopy mechanism, provided that a receipt of such transmission is obtained and provided further that any notice so given is also mailed as provided herein, (iii) delivered by Federal express or similar commercial delivery service or (iv) mailed by certified or registered mail, postage prepaid, return receipt requested, to the recipient at the address set forth in the first paragraph of this Agreement, or to such other address as such party shall have last designated by such notice to the party giving notice. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted, (ii) if given by mail, two (2) days after such communication is deposited in the mails, (iii) if given by Federal Express or similar commercial delivery service provided that a receipt of such delivery is obtained, one (i) business day after such communication is deposited with such service, or (iv) if given by any other means, when actually delivered.

          11.2 Entire Agreement. This Agreement, including all schedules and
               ----------------
exhibits hereto, which are herein incorporated by this reference, sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, discussions and agreements relating to the subject matter hereof. This Agreement may not be orally changed, altered, modified or amended in any respect. To effect any change, modification, alteration or amendment of this Agreement, the same must be in writing and signed by all of the parties hereto.

          11.3 Remedies. Except as otherwise specifically provided in this
               --------
Agreement, in the event that either party should breach or violate any of the covenants, representations or warranties contained in this Agreement, the other party shall be entitled to exercise any rights or remedy available to it hereunder, at law or in equity. Such rights and remedies shall include, without limitation, termination (as provided herein), damages and injunctive relief. The exercise of any right or remedy available to a party shall not preclude the concurrent or subsequent exercise, by it of any other right or remedy and all rights and remedies shall be cumulative.

          11.4 Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
shall inure to the benefit of the successors and permitted assigns of the parties.

          11.5 Choice of Law. The validity, construction and enforcement of this
               -------------
Agreement shall be governed by the laws of the State of California without regard to its choice of law principles.

          11.6 No Waiver. No waiver by either party, whether express or implied,
               ---------
of any provision of this Agreement of any breach or default of any party, shall constitute a continuing waiver of such provision or any other provisions of this Agreement, and no such waiver by any party shall prevent such party from acting upon the same or any subsequent breach or default of the other party of the same or any other provision of this Agreement.

          11.7 Disclaimer of Agency. Nothing in this Agreement shall create a
               --------------------
partnership or joint venture or establish the relationship of principal and agent or any other relationship of a similar nature between the parties hereto, and neither Buyer nor Seller shall have the power to obligate or bind the other in any manner whatsoever.

          11.8 Attorneys. In the event that either party employs attorneys to remedy, prevent or obtain relief from a breach and/or default of this Agreement or arising out of a breach and/or default of this Agreement or in connection with or contesting the validity of this Agreement, any of the terms, covenants, provisions, and all conditions hereof or of any of the matters referred to herein, and such party is the prevailing party in any action or arbitration brought with respect thereto, such party shall be entitled to be reimbursed for all of its reasonable attorneys' fees, including, without Limitation, those attorneys' fees incurred in each and every action, suit or proceeding, including any and all appeals and petitions therefrom, and all costs and expenses incurred in connection therewith. In the event of any bankruptcy filing by one party, and/or any other entity, which affects or purports to affect the Assets or the other party's (the "Non-

Debtor") rights and claims under this Agreement, the Non-Debtor shall be entitled to employ counsel to review and monitor any such bankruptcy and all proceedings arising in or under or related to such bankruptcy and to represent the Non-Debtor's position in regard thereto, and all attorneys' fees and that the first party shall pay and reimburse all costs so incurred by the Non-Debtor on a monthly basis.

          11.9 Interpretation. All pronouns and any variation thereof shall be
               --------------
deemed to refer to the masculine, feminine, or neuter and to the singular or plural, as the identity of the person or persons may require for proper interpretation of this Agreement. Each of the parties to this Agreement has been represented by independent legal counsel. Therefore, the normal rule of construction that an agreement shall be interpreted against the drafting patty shall not apply.

          11.10 Severability. If any provision or portion thereof of this
                ------------
Agreement is held to be unenforceable or invalid, the remaining provisions and portions thereof shall nevertheless be given and continue in full force and effect.

          11.11 Authority. Each individual signing on behalf of a party hereto
                ---------
represents and warrants that he or she is authorized by the Board of Directors of such party to execute this Agreement on behalf of such party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


CHEROKEE INC.                                 SIDEOUT SPORT, INC.
a Delaware corporation                        a California corporation

 By: /s/  Robert Margolis                       By: /s/  Stephen Y. Ascher, Jr.
     --------------------                           ---------------------------
     Robert Margolis                                Stephen Y. Ascher, Jr.
     Chairman and                                   President
     Chief Executive Officer

                                                                     EXHIBIT "A"

                                 SIDEOUT SPORT

SIDEOUT SPORT     U.S. TRADEMARKS

Trademark         Description    Class     Category     Registration    Registration    Renewal
                                                           Number           Date         Date
Sideout           Name           25        Apparel        1395798        6/3/84         Perpetual
Sideout           Name           25        Shoes          1834669        5/3/94         5/3/04
Sideout           Logo           25        Apparel        1401285        7/15/86        Perpetual
Sideout           Grid Logo      25        Apparel        2091264        8/26/97        8/26/07
Sideout           Name           14        Watches        1833286        4/26/94        4/26/00
Sideout           Name           18        Accessories    2061649        5/13/97        5/13/07
Sideout           Grid Logo      18        Accessories    2061648        5/13/97        5/13/07
Sideout           Name           28        Athletic
                                           Balls          2093175        9/2/97         9/2/07
Sideout           Grid Logo      28        Athletic
                                           Balls          2089312        8/19/97        8/19/07
Sideout           Name           42        Retail         2061660        5/13/97        5/13/07
Sand King         Name           28        Athletic
                                           Balls          1989174        7/23/96        7/23/06
King of the
Beach             Name           25        Apparel        1627248        12/11/90       12/11/00
Sideout           Rotor Design   28        Athletic
                                           Balls          2102847        10/7/97        10/7/02
BIGGEST NAME      Name           25        Apparel        2084097        7/29/97        7/29/02
IN VOLLEYBALL

                                           U.S. Applications Pending

Sideout           Name           42        Computer
                                           Services                      12/13/96
King of the
Beach             Name           28        Athletic
                                           Balls                         5/10/97

                                           California

Sideout           Name & Logos   39        Apparel        76827          5/1/85         5/1/05

                               November 7, 1997

                                                                     EXHIBIT "A"
                                SIDEOUT SPORTS
                              FOREIGN TRADEMARKS

Country         Trademark                    Category of                             Status
                                             Application / Registration
------------------------------------------------------------------------------------------------------------------------------
Argentina       SIDEOUT & LOGO               25 - Clothing                           Registered;  renewal due 12/31/01
------------------------------------------------------------------------------------------------------------------------------
Australia       SIDEOUT & Hatch Label        25 - Wearing Apparel, Namely, Shorts,   Registered;  renewal due 10/21/09
                                             Shirts, Sweatshirts
------------------------------------------------------------------------------------------------------------------------------
Australia       SIDEOUT                      25 - Wearing Apparel, Namely, Shorts,   Registered;  renewal due 10/21/09
                                             Shirts, Sweatshirts
------------------------------------------------------------------------------------------------------------------------------
Benelux         KING OF THE BEACH            25 - Clothing, Namely, Shorts,          Registered;  renewal due 07/31/00
                                             Shirts, Sweatshirts
                                             28  Volleyballs
------------------------------------------------------------------------------------------------------------------------------
Benelux         SIDEOUT & LOGO               25 - Wearing Apparel, Namely, Shorts,   Registered;  renewal due 09/13/99
                                             Shirts, Sweatshirts
------------------------------------------------------------------------------------------------------------------------------
Benelux         SIDEOUT SPORT                25 - Wearing Apparel, Namely, Shorts,   Registered;  renewal due 06/06/99
                                             Shirts, Sweatshirts
------------------------------------------------------------------------------------------------------------------------------
Brazil          SIDEOUT & LOGO               25 - Wearing Apparel, Namely, Shorts,   Registered;  renewal due 07/11/05
                                             Shirts, Sweatshirts
------------------------------------------------------------------------------------------------------------------------------
Brazil          SIDEOUT                      25 - Wearing Apparel, Namely, Shorts,   Registered;  renewal due 03/26/01
                                             Shirts, Sweatshirts
------------------------------------------------------------------------------------------------------------------------------
Canada          SIDEOUT & LOGO               25 - Wearing Apparel, Namely, Shorts,   Registered;  renewal due 10/20/03
                                             Shirts, Sweatshirts
------------------------------------------------------------------------------------------------------------------------------
Canada          SIDEOUT                      25 - Wearing Apparel, Namely, Shorts,   Registered;  renewal due 07/05/06
                                             Shirts, Sweatshirts
------------------------------------------------------------------------------------------------------------------------------

Country         Trademark                    Category of                             Status
                                             Application / Registration
---------------------------------------------------------------------------------------------------------------------------------
Chile           SIDEOUT                                                              Awaiting confirmation that assignment was
                                                                                     recorded;  need copies of Registration from
                                                                                     Sideout
---------------------------------------------------------------------------------------------------------------------------------
China           SIDEOUT & LOGO               25 - Wearing Apparel, Namely,           Registered;  renewal due 02/19/01
                                             Shorts, Shirts, Sweatshirts
---------------------------------------------------------------------------------------------------------------------------------
China           SIDEOUT                      25 - Wearing Apparel, Namely,           Registered;  renewal due 02/20/05
                                             Shorts, Shirts, Sweatshirts
---------------------------------------------------------------------------------------------------------------------------------
Colombia        SIDEOUT                                                              Waiting for opinion from associate on
                                                                                     whether changes in law will affect
                                                                                     application
---------------------------------------------------------------------------------------------------------------------------------
Colombia        SIDEOUT & LOGO               25 - Wearing Apparel, Namely,           Application rejected, Appeal filed-awaiting
                                             Shorts, Shirts, Sweatshirts             decision from Trademark Office; Colombia has
                                                                                     joined the Paris Convention-waiting for
                                                                                     opinion from associate on whether changes in
                                                                                     law will affect application
---------------------------------------------------------------------------------------------------------------------------------
Costa Rica      SIDEOUT                                                              Awaiting filing instructions from Sideout
---------------------------------------------------------------------------------------------------------------------------------
European        LOGO                                                                 Awaiting description of goods from Sideout
 Community
---------------------------------------------------------------------------------------------------------------------------------
European        SIDEOUT                                                              Awaiting description of goods from Sideout
 Community
---------------------------------------------------------------------------------------------------------------------------------
France          SIDEOUT                      25 - Wearing Apparel, Namely,           Registered;  renewal due 11/25/98
                                             Shorts, Shirts, Sweatshirts
---------------------------------------------------------------------------------------------------------------------------------
France          SIDEOUT & LOGO               25 - Wearing Apparel, Namely,           Registered;  renewal in progress
                                             Shorts, Shirts, Sweatshirts
---------------------------------------------------------------------------------------------------------------------------------

Country         Trademark                    Category of                             Status
                                             Application / Registration
------------------------------------------------------------------------------------------------------------------------------
Germany         SIDEOUT                      25 - Wearing Apparel, Namely, Shorts,   Registered;  renewal due 10/28/98
                                             Shirts, Sweatshirts
------------------------------------------------------------------------------------------------------------------------------
Germany         SIDEOUT & LOGO               25 - Wearing Apparel, Namely, Shorts,   Registered;  renewal due 10/28/98
                                             Shirts, Sweatshirts
------------------------------------------------------------------------------------------------------------------------------
Great Britain   SIDEOUT                      25 - Articles of Outer Clothing         Registered;  renewal due 10/21/05
------------------------------------------------------------------------------------------------------------------------------
Great Britain   SIDEOUT & LOGO               25 - Articles of Outer Clothing         Registered;  renewal due 10/21/05
------------------------------------------------------------------------------------------------------------------------------
Greece          SIDEOUT                      25 - Wearing Apparel, Namely, Shorts,   Registered;  renewal due 11/12/00;
                                             Shirts, Sweatshirts                     Use due 01/17/99
------------------------------------------------------------------------------------------------------------------------------
Guatemala       SIDEOUT & LOGO                                                       Awaiting Notarized Power of Attorney
                                                                                     from Sideout
------------------------------------------------------------------------------------------------------------------------------
Guatemala       SIDEOUT                                                              Awaiting Notarized Power of Attorney
                                                                                     from Sideout
------------------------------------------------------------------------------------------------------------------------------
Hong Kong       SIDEOUT & LOGO               25 - Hats, Shoes, Shorts and Shirts      Registered;  renewal in progress
------------------------------------------------------------------------------------------------------------------------------
Hong Kong       SIDEOUT                      25 - Shirts, T-Shirts, Tank Tops,        Registered;  renewal due 06/16/00
                                             Sweatshirts, Pants, Shorts,
                                             Sweatpants, Jackets, Caps, Visors,
                                             Hats and Shoes
------------------------------------------------------------------------------------------------------------------------------
Indonesia       SIDEOUT                                                              No applications filed
------------------------------------------------------------------------------------------------------------------------------

Country        Trademark                    Category of                              Status
                                            Application / Registration
------------------------------------------------------------------------------------------------------------------------------
Israel          LOGO                         25 - Wearing Apparel, Namely, Shorts,   Registered;  renewal due 08/14/01
                                             Shirts, Sweatshirts
------------------------------------------------------------------------------------------------------------------------------
Israel          SIDEOUT                      25 - Wearing Apparel, Namely, Shorts,
                                             Shirts, Sweatshirts
------------------------------------------------------------------------------------------------------------------------------
Italy           SIDEOUT                      25 - Wearing Apparel, Namely, Shorts,   Registered;  renewal due 11/09/08
                                             Shirts, Sweatshirts
------------------------------------------------------------------------------------------------------------------------------
Italy           SIDEOUT & Grid Design Only   25 - Wearing Apparel, Namely, Shorts,   Registered;  renewal due 02/05/07
                                             Shirts, Sweatshirts
------------------------------------------------------------------------------------------------------------------------------
Japan           KING OF THE BEACH            17 (N.C.) - Shorts, Shirts,             Registered;  renewal due 05/531/02
                                             Sweatshirts, and Other Wearing
                                             Apparel, and All Other Goods in This
                                             Class
------------------------------------------------------------------------------------------------------------------------------
Japan           KING OF THE BEACH            24 (N.C.) - Volleyballs, Other          Registered;  renewal due 12/25/02
                                             Sporting Goods, And All Other Goods
                                             in This Class
------------------------------------------------------------------------------------------------------------------------------
Japan           SIDEOUT                      24 (N.C.) - Volleyballs, And All        Registered;  renewal due 12/25/02
                                             Other Goods in This Class
------------------------------------------------------------------------------------------------------------------------------
Japan           SIDEOUT & LOGO               24 (N.C.) - Volleyballs, And All        Registered;  renewal due 08/01/00
                                             Other Goods in This Class
------------------------------------------------------------------------------------------------------------------------------

Country         Trademark                    Category of                             Status
                                             Application / Registration
------------------------------------------------------------------------------------------------------------------------------
Japan           SIDEOUT                      17 (N.C.) - Shorts, Shirts,             Registered;  renewal due
                                             Sweatshirts, Other Wearing Apparel,
                                             and All Other Goods in This Class
------------------------------------------------------------------------------------------------------------------------------
Japan           SIDEOUT & LOGO               17 (N.C.) - Shorts, Shirts and All      Registered;  renewal due
                                             Other Goods in This Class
------------------------------------------------------------------------------------------------------------------------------
Mexico          SIDEOUT & LOGO               25 - Clothing (Shoes are Now Excluded)  Registered;  renewal due
------------------------------------------------------------------------------------------------------------------------------
Pakistan        KING OF THE BEACH            28 - Volleyballs                        Application Pending
------------------------------------------------------------------------------------------------------------------------------
Pakistan        LOGO                         25 - Wearing Apparel, Namely, Long      Application Pending
                                             and Short Sleeve Shirts, Including
                                             T-Shirts; Tank Tops and Sweatshirts,
                                             Pants, Including Shorts and
                                             Sweatpants; Jackets; Caps; Visors,
                                             Hats and Shoes
------------------------------------------------------------------------------------------------------------------------------
Pakistan        LOGO                         28 - Athletic Balls                     Application Pending
------------------------------------------------------------------------------------------------------------------------------
Pakistan        SAND KING                    28 - Athletic Balls                     Application Pending
------------------------------------------------------------------------------------------------------------------------------

Country         Trademark                    Category of                             Status
                                             Application / Registration
------------------------------------------------------------------------------------------------------------------------------
Pakistan        SIDEOUT                      25 - Wearing Apparel, Namely, Long      Application pending; Reply to the Show
                                             and Short Sleeve Shirts, Including      Cause has been filed
                                             T-Shirts; Tank Tops and Sweatshirts,
                                             Pants, Including Shorts and
                                             Sweatpants; Jackets; Caps; Visors,
                                             Hats and Shoes
------------------------------------------------------------------------------------------------------------------------------
Pakistan        SIDEOUT                      28 - Athletic Balls                     Application pending
------------------------------------------------------------------------------------------------------------------------------
Panama          SIDEOUT & LOGO                                                       Awaiting instructions re filing
                                                                                     cancellation proceedings against
                                                                                     previous registration for SIDEOUT
------------------------------------------------------------------------------------------------------------------------------
Panama          SIDEOUT                                                              Awaiting instructions re filing
                                                                                     cancellation proceedings against
                                                                                     previous registration for SIDEOUT
------------------------------------------------------------------------------------------------------------------------------
Peru            SIDEOUT                                                              Previous registration for SIDEOUT is due
                                                                                     for renewal before 9/25/97; associate
                                                                                     cannot find use and it is possible to
                                                                                     cancel a registration based on non-use
------------------------------------------------------------------------------------------------------------------------------
Philippines     SIDEOUT                                                              New application sent to Sideout for
                                                                                     signature
------------------------------------------------------------------------------------------------------------------------------
Philippines     SIDEOUT & LOGO                                                       New application sent to Sideout for
                                                                                     signature
------------------------------------------------------------------------------------------------------------------------------

Country         Trademark                    Category of                             Status
                                             Application / Registration
------------------------------------------------------------------------------------------------------------------------------
Portugal        SIDEOUT & LOGO               25 - Shirts, Shorts and Sweatshirts     Registered;  renewal due 05/10/03;
                                                                                     Declaration of Use due 05/10/98
------------------------------------------------------------------------------------------------------------------------------
Singapore       SIDEOUT                      25 - Articles of Outer Clothing,        Application has been accepted and will
                                             Shorts, Shirts, Sweatshirts, (White     be published for opposition
                                             Shirts, Under Shirts, T-Shirts)
------------------------------------------------------------------------------------------------------------------------------
South Korea     SIDEOUT & LOGO               45 (N.C.) - Shirts and Sweatshirts      Registered;  renewal due 10/20/00
------------------------------------------------------------------------------------------------------------------------------
South Africa    SIDEOUT                                                              Prior application filed by New Colours
                                                                                     Clothing on 10/20/89; cannot litigate
                                                                                     without establishing common law rights
                                                                                     prior to 10/20/89 in South Africa
------------------------------------------------------------------------------------------------------------------------------
Spain           SIDEOUT                                                              Awaiting information re litigation from
                                                                                     Sideout
------------------------------------------------------------------------------------------------------------------------------
Spain           SIDEOUT & LOGO                                                       Awaiting information re litigation from
                                                                                     Sideout
------------------------------------------------------------------------------------------------------------------------------
Switzerland     LOGO                         25 - Wearing Apparel, Namely, Long      Registered;  renewal due 08/10/04
                                             and Short Sleeve Shirts, Including
                                             T-Shirts; Tank Tops and Sweatshirts,
                                             Pants, Including Shorts and
                                             Sweatpants; Jackets; Caps; Visors,
                                             Hats and Shoes
------------------------------------------------------------------------------------------------------------------------------

Country         Trademark                    Category of                             Status
                                             Application / Registration
------------------------------------------------------------------------------------------------------------------------------
Switzerland     SIDEOUT                      25 - Wearing Apparel, Namely, Long      Registered;  renewal due 08/10/04
                                             and Short Sleeve Shirts, Including
                                             T-Shirts; Tank Tops and Sweatshirts,
                                             Pants, Including Shorts and
                                             Sweatpants; Jackets; Caps; Visors,
                                             Hats and Shoes
------------------------------------------------------------------------------------------------------------------------------
Taiwan          SIDEOUT & LOGO               25 - Wearing Apparel, Namely Shorts,    Registered;  renewal due 07/31/00
                                             Shirts and Sweatshirts
------------------------------------------------------------------------------------------------------------------------------
Thailand        SIDEOUT                      25 - Shorts, Shirts and Sweatshirts     Registered;  renewal due 08/26/03
------------------------------------------------------------------------------------------------------------------------------
Uruguay         SIDEOUT                                                              Power of Attorney sent to foreign
                                                                                     associate;  awaiting description of
                                                                                     goods from Sideout
------------------------------------------------------------------------------------------------------------------------------

                                   Additional

Country         Trademark                    Category of                             Status
                                             Application / Registration
------------------------------------------------------------------------------------------------------------------------------
Brazil          SIDEOUT                      40.15 - Retail                          Registered;  renewal due 4/22/07
------------------------------------------------------------------------------------------------------------------------------
European        SIDEOUT & LOGO                                                       Application Pending
Community
------------------------------------------------------------------------------------------------------------------------------
Guatemala       SIDEOUT                      25 - Apparel                            Application filed 2/7/97
------------------------------------------------------------------------------------------------------------------------------
Israel          SIDEOUT                      25 - Apparel                            Registered;  renewal due 8/14/01
------------------------------------------------------------------------------------------------------------------------------
Mexico          SIDEOUT                      42 - Retail                             Application filed 12/9/96
------------------------------------------------------------------------------------------------------------------------------
Peru            SIDEOUT & LOGO               9, 18, 25                               Registered;  renewal due 7/7/07
------------------------------------------------------------------------------------------------------------------------------
Singapore       SIDEOUT                      25 - Apparel                            Registered;  renewal due 6/22/03
------------------------------------------------------------------------------------------------------------------------------
Spain           SIDEOUT & LOGO               25 - Apparel                            Registered;  renewal due 9/04
------------------------------------------------------------------------------------------------------------------------------
Thailand        SIDEOUT                      25 - Apparel                            Registered;  renewal due 8/26/03
------------------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT "B"
SIDEOUT

Name                  Territory     Category                      Roy %    Adv %       Annual
                                                                                       Minimums
-------------------------------------------------------------------------------------------------------
Bag Square Inc.       U.S           Accessories for men and       8%          1%      8-15-98   250,000
                      Including     women, namely athletic
                      Puerto Rico   bags, including but not               Expend    Option:
                                    limited to backpacks,                      3%    12-31-99   325,000
                                    duffles, gym bags, fanny                         12-31-00   375,000
                                    packs, hats, bandanas,                           12-31-01   425,000
                                    caps visors, & wallets                           12-31-02   475,000
-------------------------------------------------------------------------------------------------------
Isenburg              U.S.          Big & Tall clothing,          6%           1%    12-31-98   750,000
Enterprises, Inc      Including     including but not limited
                      Puerto        to T-shirts, tank tops,                         Option:
                      Rico          volley shorts, walk                                    99   825,000
                                    shorts, shirts, pants,                                 00   915,000
                                    jackets, warm-up suits, &                              01 1,000,000
                                    sweaters                                               02 1,100,000
                                                                                           03 1,200,000
-------------------------------------------------------------------------------------------------------
Barry Horn dba A&E    U. S.         Toddler boys 2T-4T & 4-7      6%      Expend     12-31-98   500,000
 Group                Including     With Licensors approval                 2%-4%    12-31-99 1,000,000
                      Puerto Rico   boys 8-20 including but                          12-31-0  1,750,000
                                    not limited to T-shirts,
                                    volley shorts, walk                                    01 2,500,000
                                    shorts, shirts, pants,                                 02 3,000,000
                                    jackets, warm-up suits,                                03 3,500,000
                                    sweaters, boxer shorts, &
                                    lounge wear.

Name                     Payments          Term                Options                         Restrictive     Distribution
                                                                                               Covenants
---------------------------------------------------------------------------------------------------------------------------
Bag Square Inc.          Monthly for       1 year              4 years at Licensors            Force Majeure   Sec 24.2
                         minimums July     8/15/97-814/98      discretion
                         & January
                         Excess


--------------------------------------------------------------------------------------------------------------------------
Isenburg                 Monthly for       4 years             5 year -                        Force Majeure   Sec 24.2
Enterprises, Inc         minimums          06/01/94-12/31/98   provided Licensee gives
                         January,                              notice to Licensor in
                         April, July,                          writing not less then 6
                         October excess                        months prior to the end of
                                                               the initial term

--------------------------------------------------------------------------------------------------------------------------
Barry Horn dba           Monthly for       3years                                              Force Majeure   Sec 23.2
A&E Group                minimums July     07/01/97-
                         & January         12/31/00
                         excess
--------------------------------------------------------------------------------------------------------------------------

Name                   Territory             Category               Roy %        Adv %      Annual
                                                                                            Minimums
--------------------------------------------------------------------------------------------------------------
International         Italy,        Including but not limited to     Italy        Expend    Sch A missing 1.0
Sport Trading         France,       T-shirts, tank tops, volley      6%           4%        per year?
S.R.L                 Greece,       shorts, walk shorts, shirt,
                      Spain,        bating suits, socks, pants,      All
                      Portugal &    jackets, warm-up suits,          Other
                      Switzerland   sweatshirts, sweaters, hats,     7%
                                    visors, & bags

Rossignol S. A.       Chile,        Including but not limited to     Chile        Expend    23.2
                      Argentina,    T-shirts, tank tops, volley      6%           3%
                      Peru,         shorts, walk shorts, shirts,     Opt
                      Bolivia,      bathing suits, socks, pants,     5%
                      Paraguay, &   jackets, warm-up suits,
                      Uruguay       sweatshirts, sweaters,           Other
                                    parkas, windbreakers,            6%
                                    jackets, hats, visors, bags,
                                    wallets, towels, & belts


Rucanor               Canada        Including but not limited to     6%           If               22.2
Canada LTD                          T-shirts, tank tops, volley                   licensor
                                    shorts, walk shorts, shirts,                  FIVB; 1% &
                                    bathing suits, socks, pants,                  expend
                                    jackets, warm-up suits,                       3.5
                                    sweatshirts, sweaters,
                                    windbreakers, jackets, hats                   No FIVB
                                    visors, bags, wallets,                        Expend
                                    towels, & belts                               4%

Sideout Sport         Australia,    Clothing                         6%           12/31/97 650
Australia             New Zealand                                    Expend
                                                                     3%

Standard
Accessories Corp

Name
International              Quarterly Jan,            05/31/93-   Shall be automatically          Force Majeure   Sec 23.2
Sport Trading              Apr, July, Oct.            12/31/97   renewed for 2 year terms
S.R.L                                                            unless notice is given by
                           Jan, prior                            either party no less than 6
                           year settlement                      month before expiration



Rossignol S. A.         12/31/94 200   Quarterly         Chile               Chile 2-3 year term by          Force Majeure
                        12/31/95 220               9.1           04/01/94-   giving notice to Licensor, 6
                        12/31/96 245               9.2            12/31/97   months in advance
                        12/31/97 270               9.3
                        12/31/98 350                     others              Other If mutually agreed
                        12/31/99 385                     04/01/94-12/31/94
                        12/31/00 425
                        12/31/01 470
                        12/31/02 520
                         12/31/03575

Rucanor Canada LTD      12/31/96 200   Monthly Jan,      07/01/95-12/31/99   3 year at Licensees             Force Majeure
                        12/31/97 300   Apr, July, Oct                        option
                        12/31/98 400   Excess
                        12/31/99 500

                        12/31/00 550
                        12/31/01 605
                        12/31/02 665


Sideout Sport                                 12/31/97
Australia

Standard                               Expired?
Accessories Corp

John H.                 U.S.                  Men's,Women's &                      1.    4    Expend             500,000
Lovely,                 Argentina,            Children's Footwear                  2.    4         3%          2,500,000
An                      Australia,            Including Sandals, athletics,        3.    5                     4,000,000
Individual              Benelux,              sneakers                             4.    5                     6,000,000
                        Brazil,               Casuals,dress,boots aqua socks,      5.    6                     8,000,000
                        Canada,               water sandals, sand foot
                        Chile,                covering, & other related beach      Opt                         8,500,000
                        China,                footwear                             6                           9,000,000
                        France,               Including canvas, leather rubber                                10,000,000
                        Germany.              & synthetic footwear, excluding                                 11,000,000
                        Greece,               socks.                                                          12,000,000
                        Hong Kong,
                        Italy, Japan,
                        Mexico,                                                                               13,000,000
                        Portugal,                                                                             13,500,000
                        Singapore,                                                                            14,000,000
                        S. Korea,                                                                             14,500,000
                        Taiwan,                                                                               15,000,000
                        UK
                        If Licensor
                        -------------------
                        Registeres
                        -------------------
                        Any country it is
                        added to the list
                        -------------------


Matienzo                Mexico                Including but not                          6%   Expend         `96-600,000
Mexico,                                       Limited to T-shirts,                                 4%        `97-700,000
S.A.                                          Tank tops, volley shorts, walk                                 `98-800,000
                                              shorts, shirts, bathing suits,                                 `99-900,000
                                              socks, pants, jackets, warm-up                               `00-1,000,000
                                              suits, sweatshirts, sweaters,                                `01-1,100,000
                                              windbreakers, jackets, hats,                                 `02-1,200,000
                                              visors, bags, wallets, towels, &
                                              belts



Dabra S.A.              Argentina,            Including but not limited to               6%   Expend            12-21-97
                        Urugua                T-shirts, tank tops, volley                          4%            250,000
                                              shorts, walk shorts, shirts,                                      12-31-98
                                              bathing suits, socks, pants,                                       300,000
                                              jackets, warm-up suits,
                                              sweatshirts, sweaters,                                            12-31-99
                                              windbreakers, jackets, hats,                                       360,000
                                              visors, bags, wallets, and belts.                              -----------


                                                                                                                Option:
                                                                                                              00 400,000
                                                                                                              01 440,000
                                                                                                              02 480,000


   Quarterly         5 years    2 additional                       Sub-licensing          Sec
   January, April,    1/1/95-   5 year terms provided Licensee     Allowed                    23.2
   July              12/31/99   gives notice to Licensor in        At
   & October                    writing not less than 6 month      Licensee's
                                prior to the end of the term       Discretion


   Monthly           7 years                                       Has the right to       Sec
   For                1/1/96-                                      use the name in the        22.2
   Mini-mums         12/31/02                                      operation of retail
   July &                                                          stores owned &
   January                                                         operated by
   Excess                                                          Licensee or in a
                                                                   joint venture with
                                                                   others.

                                                                   Force Majeure


   Monthly           3 years    3 years provided Licensee          Force                  Sec 21.2
   For                1/1/96-   gives notice to Licensor in        Majeure
   Minimums          12/31/99   writing not less than 6 months     11.4
   July & January               prior to the end of the initial
   Excess                       term



SIDEOUT                                                              EXHIBIT "B"

------------------------------------------------------------------------------------------------------------------------------------
Tachikara             U.S.                     Volleyballs                  6%        Expend            500,000            Monthly
U.S.A. Inc            Argentina,                                                      4%                600,000
                      Australia,                                                                        700,000
                      Benelux, Brazil,                                                                  750,000
                      Canada, Chile,                                                                    750,000
                      China, France,
                      Germany, Greece,
                      Hong Kong,
                      Italy, Japan,
                      Mexico,
                      Portugal,
                      Singapore, S.
                      Korea, Taiwan, UK
------------------------------------------------------------------------------------------------------------------------------------
I.X. Optical          U.S. &                   Eyewear & eyewear            7%        2% to             12/31/97 75.0      Monthly?
                      worldwide                accessories                            licensor          12/31/98           8.1.2
                      where                                                           &                 300.0              8.2.
                      Licensor                                                        expend            12/31/99           8.3.3
                      holds                                                           2%                400.0              8.3.4.
                      registrations                                                                     12/31/00
                      & apps                                                                            600.0
                      pending for                                                                       12/31/01
                      the name.                                                                         700.0
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Tachikara             5 years                                               Force     Sec
U.S.A. Inc            01/04/95-                                             Majeure   3.6
                      12/31/99                                                        Sec
                                                                                      21.2

------------------------------------------------------------------------------------------------------------------------------------
I.X. Optical          U.S.
                      5 years
                      12/31/96-
                      12/31/01
                      worldwide
                      3 years
                      12/01/96-
                      12/31/99
------------------------------------------------------------------------------------------------------------------------------------

                 Exhibit C - Sideout Sport, Inc. Lien Creditors

                                 As of 11/7/97



     1.  Bowen SongT
         23814 Pasatiempo Lane
         Harbor City, CA 90710

         Amount $ 1,885.00
         Number 94K03115
         Entered 4/13/97

     2.  San Pedro Surf N Skate
         23814 Pasatiempo Lane
         Harbor City, CA 90710

         Amount $1,833
         Number 94K03115
         Entered 4/13/94 Identical

     3.  Red Wing Knitting Mills
         C/O Sulmeyer, Kupetz, Baumann & Rothman
         300 S. Grand Ave. 14th Floor
         Los Angeles, CA 90071-3124

         Paid in full - lien release in process

     4.  State of California
         State Tax Lien Release

         Amount $114
         Number 941595395
         Entered 5/0/94

     5.  County of Santa Clara
         County Tax Lien

         Amount $81
         Number 9613507564
         Entered 11/1/95

       6.   Acme Display Fixtures
            Amount $4,187
            Number 97M011950
            Entered 4/22/97

       7.   California Marker Copies Inc
            Amount $841
            Number 97M0693B
            Entered 6/23/97

       8.   State of California
            State Tax Lien
            Amount $114
            Number 94842514
            Entered 5/2/94

       9.   Nourollah Khanzadeh
            Kan Textile Plastic
            11415 Rochester Ave.#8-A
            Los Angeles CA 90025
            Amount $4000
            Number 97M15548
            Entered 6/28/97

       10.  Nourollah Khanzadeh
            Amount $5000
            Number 97M15673
            Entered 9/3/97

       11.  Republic Business Credit Corporation
            1000 Wilshire Blvd; STE 400
            Los Angeles CA 90017
            FID/SS#133047463
            Amount
            Number 9601860785
            Entered 1/17/96

       12.  Northern Telecom Finance
            1055 Westlake Dr.
            Berwyn, PA 19312
            Amount
            Number 92241412
            Entered 11/16/92
            Equipment Lease

       13.  MasterLease
            1055 Westlake Dr.
            Berwyn PA 19312
            Amount
            Number
            Entered
            Equipment Lease

       14.  IBM Credit Corporation
            290 Harbor Dr.
            Stamford CT
            Amount
            Number 891551512/90094231
            Entered  6/5/89 / 4/12/90
            Equipment Lease

       15.  IBM
            Dept.4725 B/O UW3 SCF
            Pasadena
            CA 91051-4725
            Amount
            Number
            Entered

       16.  Business Credit Leasing In
            115 W College Dr.
            Marshall MN
            Amount
            Number
            Entered
            Equipment Lease

       17.  Ford Motor Credit Co
            330 Town Center
            Dearborn MI
            Amount
            Number
            Entered

       18.  Charter Equipment Leasing Corp
            8383 Wilshire Blvd.STE 614
            Beverly Hills CA

       19.  Orix Credit Alliance Inc
            1625 NW Amberglen CT STE 100
            Beaverton OR 97006
            Equipment Lease

       20.  Cruttenden Roth Bridge Fund/Imperial Bank
            18301 Von Karman Suite 100
            Irvine, Ca 92715

       21.  Pitney Bowes
            3020 Old Ranch Parkway # 400
            Seal Beach, Ca
            Equipment Lease

       22.  Sanwa Leasing
            PO Box 7023
            Troy, Mi 48007
            Equipment Lease

       23.  Jeffery Stork
            C/O Hill, Farrer & Burrill LLP
            445 S. Figueroa St. 35th Floor
            Los Angeles, CA 90071


       24.  Canon Financial Services
            200 Commerce Sq. Blvd.
            Burlington, NJ 08016
            Equipment Lease

       25.  Citicorp North America
            PO Box 7247-0150
            Philadelphia, PA 19170-0150
            Equipment Lease

                                                                     EXHIBIT "D"
                                 SIDEOUT SPORT

LICENSEE ROYALTY PAYMENTS DUE


LICENSEE        AMOUNT          REPORTED THRU        COMMENTS
Isenburg                         8/30/97              9/30 Report Due

I.X. Optical    $  4,500.00                           Minimum due thru 12/31/97
Lovely                           9/30/97
Argentina                        7/20/97              9/30/96 report due
Canada                           9/30/97

Chile           $ 16,200.00      12/31/96             Minimum due for '97. Final
                                                      payment due 1/31/98

Japan           $ 89,999.00                           Minimum due 4/1/98 for
                                                      balance of '97, Net of
                                                      10% Tax

Italy           $ 15,947.54      6/30/96              Due for 2nd Qtr 97, Net of
                                                      20% Tax

Mexico          $ 17,657.20      6/30/96              Due 1st & 2nd Qtr. 3rd
                                                      Qtr report due 11/7/97

A & E           $( 7,500.00)     6/30/97              9/30 report due
Bag Square      $( 5,000.00)     6/30/97              9/30 report due
Tachikara       $( 2,553.96)     6/30/97              9/30 report due

Japan           $(40,500.00)                          Due 12/31/97, advance
                                                     payment for '98, net of
                                                     10% tax.

                            As of November 7, 1997

                                  EXHIBIT  E

                          BILL OF SALE AND ASSIGNMENT


     Sideout Sport, Inc., a California corporation, having its principal office at 1551 S. Primrose Avenue, Monrovia, California 91016 ("Seller"), hereby sells, assigns and transfers to Cherokee, Inc., a Delaware corporation, having its principal office at 6835 Valjean Avenue, Van Nuys, California 91406 ("Buyer"), the following:

     A. All worldwide right, title and interest held by Seller in and to the Assets (as such term is defined in that certain Agreement of Purchase and Sale of Trademarks and Licenses dated November 7, 1997, between
                                                            -
         Seller and Buyer (the "Agreement")); and

     B. All files, documents, records, specimens, artwork, screens, patterns, designs, marketing materials, computer disks and tapes, and other materials or other tangible assets respecting the Assets or in which any of the Assets are embodied.


                                        SIDEOUT SPORT, INC.



Dated:  November 7, 1997                By: /s/ Stephen Y. Ascher, Jr.
                 -                          ---------------------------------
                                            Stephen Y. Ascher, Jr., President